3: NOLAND COMPANY

NOLAND COMPANY

BY-LAWS

ARTICLE I

Shareholders
  Annual and Special Meetings

  The annual meeting of the shareholders of the Corporation shall be held on the third Thursday of April each year, or such other date in the month of April, May or June as the Board of Directors may designate. Other meetings of the shareholders shall be held whenever called by the Chairman of the Board of Directors, the President, a majority of the Directors or shareholders holding at least 30% of the then outstanding number of shares of Common Stock entitled to vote. All meetings shall be held at such hour and at such place within or without the State of Virginia as may be stated in the notice of the meeting.

  Notice of Meetings

  Notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which it is called, shall be mailed to each shareholder at his address as it appears on the stock transfer books of the Corporation not less than 10 nor more than 60 days before the date of the meeting (except that if the meeting is to act on (a) an amendment to the Articles of Incorporation, (b) a plan of merger or a statutory share exchange, (c) the sale, lease, exchange, mortgage or pledge of all or substantially all of the assets of the Corporation when not to be made in the usual and regular course of business, or (d) the dissolution of the Corporation, then such notice shall be mailed not less than 25 nor more than 60 days before the date of the meeting). Any shareholder may waive in writing any notice of a meeting, whether before or after the date of the meeting.

  Quorum

  The holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum at any meeting of the shareholders. If less than a majority of the outstanding shares are present in person or represented by proxy at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

  Closing of Transfer Books and Fixing of Record Date

  The transfer books for shares of Capital Stock of the Corporation may be closed by order of the Board of Directors for not exceeding 70 days for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than 70 days preceding the date on which the particular action requiring such determination is to be taken.

  Meeting Procedure

  The Chairman of the Board of Directors shall preside over all meetings of the shareholders or, in his absence, the President or, if he be not present, the Senior Vice President or a Vice President. If no such officer is present, a chairman shall be elected by the meeting. The Secretary of the Corporation shall act as secretary of the meeting if he be present and, if he be not present, a secretary shall be elected by the meeting. The Chairman of the meeting may appoint one or more inspectors of election to determine the qualification of voters, the validity of proxies and the results of any vote. To the extent not otherwise expressly provided elsewhere in these By-Laws or by the laws of Virginia, the meeting shall be conducted under rules approved by the Chairman of the meeting.

  Shareholder Proposals
    Annual Meetings of Shareholders.
      Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Company's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Company who was a shareholder of record of the Company who is entitled to vote at the meeting at the time the notice provided for in this section is delivered to the Secretary of the Company and who complies with the notice procedures set forth in this section.
      For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph ai of this section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise, required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and such person's written consent to being named in the proxy statement as a nominee and to serving as such a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder as they appear on the Corporation's books, and of such beneficial owner, (2) the number of shares of Common Stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of Common Stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the shareholder of the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding Common Stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
      Notwithstanding anything in the second sentence of paragraph aii of this section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this section is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this section. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph aii of this section is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for giving of a shareholder's notice as described above.
    General.
      Only such persons who are nominated in accordance with the procedures set forth in this section shall be eligible at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this section (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by clause aii(C) of this section) and (B) to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this section, if the shareholder (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
      For purposes of this section, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
      Notwithstanding the foregoing provisions of this section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
  Inspectors

  An appropriate number of inspectors for any meeting of shareholders shall be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

  Opt-Out of Control Share Acquisitions Act

Article 14.1 of the Virginia Stock Corporation Act (Control Share Acquisitions) does not apply to any acquisition of shares of the Corporation.

ARTICLE II

Directors
  Number

  The Board of Directors shall consist of seven (7) Directors. This number may be changed at any time by amendment of these By-Laws.

  Election, Term, Removal, Vacancy

  The Board of Directors shall be chosen at the annual meeting of the shareholders. Directors shall hold office until the next annual meeting of the shareholders or until their successors are elected. The shareholders at any meeting called expressly for the purpose, by a vote of the holders of a majority of all the shares of Common Stock at the time outstanding may remove any Director with or without cause and fill the vacancy. Except as provided in the Virginia Stock Corporation Act (the "Act"), any vacancy arising among the Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the remaining Directors unless sooner filled by the shareholders.

  Meetings

  Meetings of the Board of Directors shall be held at times and places fixed by resolution of the Board or on the call of the Chairman of the Board, the President or a majority of the members of the Board.

  Notice of Meetings

  Notice of any meeting, whether regular or special, shall be given by the Secretary to each member of the Board not less than two days before the meeting by mail or by delivering such notice to him or telephoning or delivering it to him by electronic transmission in accordance with the Act, at least one day before the meeting. Notice of any meeting shall state the time and place of the meeting but need not state the objects thereof. Meetings may be held without notice if all the Directors are present or those not present waive notice in writing whether before or after the meeting.

  Quorum and Vote Requirement

  A quorum at any meeting shall consist of a majority of the number of Directors fixed by the By-Laws and a majority of those present where there is a quorum shall decide all questions coming before the meeting. The Chairman shall always be entitled to vote.

  Action by Written Consent

The Board of Directors may take action without a meeting provided that all of the Directors sign a written consent pursuant to Section 13.1-685 of the Act.

ARTICLE III

Executive Committee
  Appointment

  The Board of Directors may, by the concurring action of a majority of the number of the Directors fixed by the By-Laws, designate by resolution two or more of the Directors to constitute an Executive Committee.

  Authority

  The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except as prohibited by the Act.

  Quorum

  A majority of the members of the Executive Committee shall constitute a quorum.

  Action Without a Meeting

  The Executive Committee may take action without a meeting upon the written consent of all members setting forth the action taken or to be taken in this manner.

  Other Rules

The Executive Committee may make other rules for the conduct of its meetings, the notice required and the maintenance of its records.

ARTICLE IV

Audit Committee
  Establishment

  There shall be an Audit Committee of the Board of Directors, which Committee shall function in an oversight capacity with respect to the Company's auditing, accounting, reporting and control functions and assist the whole Board in fulfilling its fiduciary responsibilities with respect thereto and the adequacy thereof. A more detailed description of the Committee's responsibilities shall be set forth in its charter.

  Appointment

  The Board of Directors, by the concurring action of a majority of the number of Directors fixed by the By-Laws, shall designate by resolution three or more of the Directors to constitute the Audit Committee. All members shall be independent directors, as defined by the listing standards of NASDAQ and by federal securities laws and regulations.

  Quorum

  A majority of the members of the Audit Committee shall constitute a quorum.

  Action Without a Meeting

  The Audit Committee may take action without a meeting provided that all of the members sign a written consent setting forth the action taken or to be taken in this manner.

  Other Rules

The Audit Committee, as it deems appropriate, may make such other rules for the conduct of its meetings, the notice required and the maintenance of its records.

ARTICLE V

Executive Compensation Committee
  Appointment

  The Board of Directors shall, by the concurring action of a majority of the number of the Directors fixed by the By-Laws, designate by resolution two or more of the Directors to constitute the Executive Compensation Committee. The responsibilities of the Executive Compensation Committee shall be set forth in its charter.

  Quorum

  A majority of the members of the Executive Compensation Committee shall constitute a quorum.

  Action Without a Meeting

  The Executive Compensation Committee may take action without a meeting provided that all of the members sign a written consent setting forth the action taken or to be taken in this manner.

  Other Rules

The Executive Compensation Committee may make other rules for the conduct of its meetings, the notice required and the maintenance of its records.

ARTICLE VI

Nominating and Governance Committee
  Appointment

  The Board of Directors shall, by the concurring action of a majority of the number of the Directors fixed by the By-Laws, designate by resolution two or more of the Directors to constitute the Nominating and Governance Committee. The responsibilities of the Nominating and Governance Committee shall be set forth in its charter.

  Quorum

  A majority of the members of the Nominating and Governance Committee shall constitute a quorum.

  Action Without a Meeting

  The Nominating and Governance Committee may take action without a meeting provided that all of the members sign a written consent setting forth the action taken or to be taken in this manner.

  Other Rules

The Nominating and Governance Committee may make other rules for the conduct of its meetings, the notice required and the maintenance of its records.

ARTICLE VII

Officers
  Officers and Election

  The Board of Directors, promptly after its election in each year, shall elect a Chairman of the Board (who shall be one of the Directors), a President (who shall be one of the Directors), a Treasurer and a Secretary, and may elect such number of Vice Presidents (with or without special designation), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries as the Board may choose, all to hold office until the next annual meeting of the Board of Directors or until such times as their respective successors shall be elected, unless removed by the Board of Directors. Any officer may hold more than one office.

  Removal

  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the Corporation would be served thereby.

  Vacancies

  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

  Duties

  The Chairman of the Board of Directors shall be the principal executive officer of the Corporation. He shall preside at all meetings of Directors and shareholders and have general supervision of the affairs of the Corporation. Subject to the Chairman of the Board of Directors, the President shall be the principal executive officer of the Corporation and in the absence or incapacity of the Chairman of the Board or at the direction of the Chairman of the Board, shall discharge his duties. In the absence or incapacity of the Chairman of the Board of Directors and of the President or at their joint direction, the Senior Vice President, if any, shall be the principal executive officer of the Corporation and shall discharge the duties of the President. Subject to the preceding, the officers of the Corporation shall have such duties as ordinarily pertain to their respective offices.

  Compensation

The Chairman of the Board shall recommend to the Executive Compensation Committee the salaries and any extra compensation of all executive officers except himself. The Executive Compensation Committee shall fix the salaries and any extra compensation of all executive officers. No officer shall be prevented from receiving compensation by reason of being a Director.

ARTICLE VIII

Stock
  Certificates

  Each shareholder shall be entitled to a certificate or certificates of stock in such form as may be approved by the Board of Directors. Each certificate shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary and sealed with the Corporation's seal, which may be either facsimile, engraved or printed. Certificates of stock issued in the name of Noland Company, Incorporated, shall continue as valid certificates of stock of the Corporation under its name Noland Company.

  Transfers

  All transfers of stock of the Corporation shall be made upon its books by surrender of the certificate for the shares transferred accompanied by an assignment in writing by the holder.

  Replacement

  In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with law as the Board of Directors may prescribe.

  Transfer Agents

The Board of Directors may appoint one or more Transfer Agents and Registrars and may require stock certificates to be countersigned by a Transfer Agent or registered by a Registrar or may require stock certificates to be both countersigned by a Transfer Agent and registered by a Registrar. If certificates for Common Stock of the Corporation are signed by a Transfer Agent or by a Registrar (other than the Corporation itself or one of its employees), the signature thereon of the officers of the Corporation and the seal of the Corporation thereon may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

ARTICLE IX

Seal

The seal of the Corporation shall be a circular die of which there may be any number of counterparts with the words "SEAL" and the name of the Corporation engraved thereon.

ARTICLE X

Voting of Stock Held in Other Companies

Unless otherwise provided by a resolution of the Board of Directors, the Chairman of the Board of Directors or the President may sign a proxy voting any shares of stock owned by the Corporation in other companies, or personally attend the meeting and vote such shares or appoint attorneys to vote such shares.

ARTICLE XI

Indemnification of Directors and Officers

To the maximum extent permitted by Virginia law, each Director and officer shall be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such a Director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith. Every reference herein to Director or officer shall include every Director or officer or former Director or officer of the Corporation and every person who may have served at its request as a Director or officer of another corporation in which the Corporation owns shares of stock or of which it is a creditor or, in case of a non-stock corporation, to which the Corporation contributes and, in all of such cases, his executors and administrators. The right of indemnification hereby provided shall not be exclusive of any other rights to which any Director or officer may be entitled.

ARTICLE XII

Emergency By-Laws

The Emergency By-Laws provided in this Article shall be operative during any emergency resulting from an attack on the United States or any nuclear or atomic disaster notwithstanding any different provision in the preceding Articles of the By-Laws or in the Articles of Incorporation of the Company. To the extent not inconsistent with these Emergency By-Laws, the By-Laws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency By-Laws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

    Any meeting of the Board of Directors may be called by any officer of the Company or by an Director. Notice shall be given by such person or by any officer of the Company. The notice shall specify the place of the meeting, which shall be the general office of the Company at the time if feasible and otherwise any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the Directors as it may be feasible to reach and by such means as may be feasible, including publication or radio. If given by mail, messenger, telephone or telegram, the notice shall be addressed to the Director at his residence or business address or such other place as the person giving the notice shall deem most suitable. If it appears that there may be difficulty in getting a quorum, then notice shall be similarly given, to the extent feasible, to the other persons referred to in b below. Notice shall be given at least two days before the meeting if feasible in the judgement of the person giving the notice and otherwise on any shorter time he may deem necessary.
    At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article 0 of the By-Laws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:
      The Senior Vice President, if any;

      The Vice Presidents (with or without special designation) in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

      Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.
      The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Company shall for any reason be rendered incapable of discharging their duties.
    The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the general office or designate several alternative general offices or regional offices, or authorize the officers to do so.
    No officer, Director or employee acting in accordance with these Emergency By-Laws shall be liable except for willful misconduct.

These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

ARTICLE XIII

Amendments

The By-Laws may be amended by the Directors or the shareholders provided, in the case of the shareholders, that the proposed amendment is stated in the notice of the meeting.